Exhibit 10.6

DISPUTE RESOLUTION SUPPLEMENT

among

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL,

as Seller and Servicer

GMF WHOLESALE RECEIVABLES LLC,

as Purchaser and Transferor

and

GMF FLOORPLAN OWNER REVOLVING TRUST,

as Issuer

Dated as of                      , 20

TABLE OF CONTENTS

ARTICLE I USAGE AND DEFINITIONS		1
Section 1.1.	Usage and Definitions	1

ARTICLE II SUPPLEMNTAL TERMS		1
Section 2.1.	Receivables Purchase Agreement	1
Section 2.2.	Transfer and Servicing Agreement	1

ARTICLE III MISCELLANEOUS		5
Section 3.1.	Ratification of Agreement	5
Section 3.2.	GOVERNING LAW	5
Section 3.3.	Counterparts	5

i

DISPUTE RESOLUTION SUPPLEMENT, dated as of ________ ___, 20__ (this “Supplement”), among AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, a Delaware corporation (“GMF”), as Seller and Servicer, GMF WHOLESALE RECEIVABLES LLC, a Delaware limited liability company, as Purchaser and Transferor, and GMF WHOLESALE RECEIVABLES LLC, a Delaware statutory trust, as Issuer.

BACKGROUND

The Seller and the Purchaser are parties to the Receivables Purchase Agreement, dated as of March 27, 2013 (the “Receivables Purchase Agreement”), and the Issuer, the Transferor and the Servicer are parties to the Transfer and Servicing Agreement, dated as of March 27, 2013 (the “Transfer and Servicing Agreement” and, together with the Receivables Purchase Agreement, the “Agreements”).

In connection with securitization transactions sponsored by GMF, the parties have determined to supplement the Receivables Purchase Agreement and the Transfer and Servicing Agreement to include certain dispute resolution terms as stated below.

The parties agree as follows:

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1. Usage and Definitions. All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Annex of Definitions attached as Annex A to the Indenture, dated as of March 27, 2013 (the “Indenture”), between GMF Floorplan Owner Revolving Trust, as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee.

ARTICLE II

SUPPLEMNTAL TERMS

Section 2.1. Receivables Purchase Agreement. The Receivables Purchase Agreement is supplemented by the addition of the following terms as Section 2.02(c):

“(c) Dispute Resolution. The Seller agrees to be bound by the dispute resolution terms in Section 2.10 of the Transfer and Servicing Agreement as if they were part of this Agreement.”

Section 2.2. Transfer and Servicing Agreement. The Transfer and Servicing Agreement is supplemented as follows:

(a) Definitions.

(i) Section 1.01 of the Transfer and Servicing Agreement is amended by adding at the end thereof the following sentence:

“Whenever used in this Agreement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.”

(ii) The following definitions are added to Section 1.01 of the Transfer and Servicing Agreement in alphabetical order:

“ADR Organization” means The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by the Seller.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Asset Representations Review Agreement” has, for a Shelf-Eligible Series, the meaning stated in the related Indenture Supplement.

“Requesting Party” has the meaning stated in Section 2.10 of the Transfer and Servicing Agreement.

“Review” has, for a Shelf-Eligible Series, the meaning stated in the Asset Representations Review Agreement.

“Review Report” has, for a Shelf-Eligible Series, the meaning stated in the Asset Representations Review Agreement.

“Shelf-Eligible Series” means each Series of Notes registered with the Securities and Exchange Commission on Form SF-3, and any other Series of Notes having the benefit of the asset representations review, dispute resolution and noteholder communication provisions described in Form SF-3 and designated as a “Shelf-Eligible Series” in the related Indenture Supplement.

“Test Fail” has, for a Shelf-Eligible Series, the meaning stated in the Asset Representations Review Agreement.

(b) Dispute Resolution Terms. The following terms are added as Section 2.10 of the Transfer and Servicing Agreement:

“Section 2.10 Dispute Resolution.

(a) If the Servicer, the Trust, the Owner Trustee, a Series 20__-_ Noteholder or Beneficial Owner or the Indenture Trustee on behalf of certain Series 20__-_ Noteholders or Beneficial Owners in accordance with the following sentence (the “Requesting Party”) requests that the Transferor and/or GMF redesignate an Account due to an alleged breach of a representation and warranty in Section 2.03 of the Receivables Purchase Agreement or in Section 2.04 of this Agreement (each, a “Redesignation Request”), and the Redesignation Request has not been resolved within one hundred eighty (180) days of the receipt of notice of the

Redesignation Request by the Transferor or GMF, as the case may be (which resolution may take the form of a redesignation of the related Account by the Transferor or GMF, as applicable, a withdrawal of the related Redesignation Request by the related Requesting Party or a cure of the condition that led to the related breach in the manner set forth herein or in the Receivables Purchase Agreement or Transfer and Servicing Agreement, as applicable), the Requesting Party may refer the matter, in its sole discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. Series 20__-__ Noteholders or Beneficial Owners holding at least 5% of the Series 20__-__ Outstanding Principal Amount may direct the Indenture Trustee, by notice in writing, in relation to any matter described in the preceding sentence, to initiate either mediation (including non-binding arbitration) or binding third-party arbitration, as directed by such Series 20__-_ Noteholders or Beneficial Owners, on behalf of such Noteholders or Beneficial Owners. The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within ninety (90) days following the date on which the Form 10-D is filed that relates to the Collection Period during which the related 180-day period ended. The Transferor and the Servicer agree to participate in the dispute resolution method selected by the Requesting Party.

(b) If the Requesting Party selects mediation for dispute resolution:

(i) The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 2.10(b), the procedures in this Section 2.10(b) will control.

(ii) A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii) The mediation will start within fifteen (15) Business Days after the selection of the mediator and conclude within thirty (30) days after the start of the mediation.

(iv) Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v) If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Redesignation Request to arbitration under this Section 2.10.

(c) If the Requesting Party selects arbitration for dispute resolution:

(i) The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 2.10(c), the procedures in this Section 2.10(c) will control.

(ii) A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule. The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii) The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with thirty (30) days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than sixty (60) days after selection of the arbitrator and will proceed for no more than six (6) consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv) The arbitrator will make its final determination no later than ninety (90) days after its selection. The arbitrator will resolve the dispute according to the terms of this Indenture Supplement and the other Basic Documents, and may not modify or change this Indenture Supplement or the other Basic Documents in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v) By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi) The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d) For each mediation or arbitration:

(i) Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Transferor or GMF. Any party or witness may participate by teleconference or video conference.

(ii) The Transferor, GMF and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

Neither the Transferor nor GMF will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Redesignation Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 2.10), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

(c) Notice Addresses. The following address is added to Section 8.05 of the Transfer and Servicing Agreement:

“Notices, demands, instructions, consents and other communications in writing will be given to the Asset Representations Reviewer as follows: [____________].”

ARTICLE III

MISCELLANEOUS

Section 3.1. Ratification of Agreement. Each of the Receivables Purchase Agreement and the Transfer and Servicing Agreement, as supplemented by this Supplement, is ratified and confirmed.

Section 3.2. GOVERNING LAW. THIS SUPPLEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 3.3. Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL,
as Seller and Servicer

By:
Name:
Title:

GMF WHOLESALE RECEIVABLES LLC,
as Purchaser and Transferor

By:
Name:
Title:

GMF FLOORPLAN OWNER REVOLVING TRUST, as Issuer

By:	Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Dispute Resolution Supplement]